UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/13/2014

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

39300 Civic Center Drive, Ste 160
Fremont, CA 94538
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2014, the Board of Directors of Identive Group, Inc. (the "Company") approved new compensation for and entered into new or amended employment agreements with certain of its executive officers.

Executive Employment Agreement with Jason Hart

On March 13, 2014, the Company entered into an executive employment agreement with Jason Hart under which Mr. Hart will serve as Chief Executive Officer and a director of the Company. Prior to accepting the role of Chief Executive Officer, Mr. Hart served as executive vice president Identity Management and Cloud Solutions and CEO of idOnDemand, a 100% wholly owned subsidiary of the Company. Under the terms of the agreement, Mr. Hart will be based out of the Company's executive offices in California, and will receive an annual base salary of $350,000. He is also eligible to participate in the Company's bonus program for core management executives and in the Company's employee benefits programs, and will have the use of a company car. Additionally, Mr. Hart is eligible to receive 500,000 Restricted Stock Units and options to purchase 3,000,000 shares of the Company's common stock. The Restricted Stock Units will vest 25 percent after one year, with remaining shares vesting over three years in 12 equal quarterly installments. The stock options will have an exercise price equal to the closing price of the Company's common stock on The NASDAQ Stock Market on the date of grant, vest 25 percent after one year with the remaining options vesting over three years in 36 equal monthly installments, and have a term of ten years. The stock options and Restricted Stock Units granted to Mr. Hart were made outside of the Company's existing equity compensation plans in reliance upon NASDAQ Rule 5635(c)(4). The Company will subsequently file a Registration Statement on Form S-8 to register the shares underlying the grants.

The initial term of Mr. Hart's agreement is three years, from January 1, 2014 through December 31, 2016, and the agreement may be extended for an additional three-year period at the expiration of the initial term. The Company will provide notice of at least twelve (12) months if it intends to renew the agreement with Mr. Hart. The Company or Mr. Hart may terminate the agreement at any time without cause upon 12 months' prior written notice. In the event that the Company terminates the agreement without cause, Mr. Hart will continue to receive monthly salary payments until the earlier of either the expiry of 24 months from the date of such termination or the then-current term of the agreement. He will also continue to receive benefits under the Company's employee benefits plans and programs, including applicable bonus payments and the use of a company car, until expiry of the then-current term of the agreement. In the event that Mr. Hart terminates the agreement with or without cause, he will continue to receive his base salary and the pro rata amount of any applicable bonus payments and will be entitled to a continuation of all benefits during the 12-month notice period. The Company may terminate the agreement for cause at any time without notice and without any payment in lieu of notice. If Mr. Hart is terminated or other conditions of his employment are materially changed following a change of control of the Company, as defined in the agreement, he will be entitled to receive a severance payment equal to 200 percent of his then-current annual base salary payable in a lump sum, accelerated vesting of all unvested stock options and restricted stock units so that they become fully vested and exercisable, and reimbursement for health care coverage for a period of time as defined in the agreement.

Mr. Hart's agreement contains customary provisions relating to confidential information. A copy of Mr. Hart's executive employment agreement is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

New Executive Employment Agreement with Lawrence Midland

On March 18, 2014, the Company entered into an executive employment agreement with Lawrence Midland under which Mr. Midland will serve as President of the Company, replacing the amended and restated executive employment agreement between Mr. Midland and the Company dated December 21, 2011. Under the terms of the new agreement, Mr. Midland will be based out of the Company's offices in California, will receive an annual base salary of $200,000 and will be eligible to participate in the Company's equity incentive and employee benefits programs. He will also be eligible to receive an annual bonus payment of $100,000, based upon the achievement of criteria as determined by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors of the Company. Additionally, Mr. Midland is eligible to receive 100,000 Restricted Stock Units and options to purchase 400,000 shares of the Company's common stock. The Restricted Stock Units will vest 25 percent after one year, with remaining units vesting over three years in 12 equal quarterly installments. The stock options will have an exercise price equal to the closing price of the Company's common stock on The NASDAQ Stock Market on the date of the grant, vest 25 percent after one year with the remaining options vesting over three years in 36 equal monthly installments, and have a term of ten years.

The initial term of Mr. Midland's agreement is three years, or from January 1, 2014 to December 31, 2016, and may be extended by mutual consent at any time prior to its expiration. The Company or Mr. Midland may terminate the agreement at any time without cause upon 12 months' prior written notice. During the 12-month notice period, Mr. Midland would continue to receive monthly salary payments and benefits under the Company's employee benefits plans and programs, and any applicable bonus payments. The Company may terminate the agreement for cause at any time without notice and without any payment in lieu of notice. If Mr. Midland is terminated or other conditions of his employment are materially changed following a change of control of the Company, as defined in the agreement, he will be entitled to receive a severance payment equal to 200 percent of his then-current annual base salary payable in a lump sum, accelerated vesting of all unvested stock options and restricted stock units so that they become fully vested and exercisable, and reimbursement for health care coverage for a period of time as defined in the agreement.

Mr. Midland's agreement contains customary provisions relating to confidential information, non-competition and non-solicitation. A copy of Mr. Midland's executive employment agreement is attached to this Report as Exhibit 10.2 and is incorporated herein by reference.

Amended Executive Employment Agreement with Manfred Mueller

On March 18, 2014, the Company entered into a second amendment to its amended and restatement executive employment agreement with Dr. Manfred Mueller, dated February 16, 2012. This second amendment changes Dr. Mueller's position to Chief Operating Officer, with responsibility for the Company's sales in the Europe/Middle East and Asia/Pacific regions. It also replaces Dr. Mueller's eligibility for bonus compensation with payment of commissions equal to 50 percent of his annual base salary, based on achievement of planned target revenues and paid on a quarterly basis. Dr. Mueller is also entitled to participate in any equity incentive plan of the Company on such terms as may be determined by the Chairman, the Compensation Committee, or the Board of Directors of the Company. Additionally, Dr. Mueller is eligible to receive 140,000 Restricted Stock Units and options to purchase 560,000 shares of the Company's common stock. The Restricted Stock Units will vest 25 percent after one year, with remaining units vesting over three years in 12 equal quarterly installments. The stock options will have an exercise price equal to the closing price of the Company's common stock on The NASDAQ Stock Market on the date of the grant, vest 25 percent after one year with the remaining options vesting over three years in 36 equal monthly installments, and have a term of ten years.

The term of Dr. Mueller's amended agreement is three years, from January 1, 2014 until December 31, 2016, and may be extended by mutual consent at any time prior to its expiration.

The amendment further provides provisions related to a change of control of the Company, as defined in the amendment. If Dr. Mueller is terminated or other conditions of his employment are materially changed following a change of control of the Company, as defined in the agreement, he will be entitled to receive a severance payment equal to 200 percent of his then-current annual base salary payable in a lump sum and accelerated vesting of all unvested stock options and restricted stock units so that they become fully vested and exercisable.

All other terms and conditions of Dr. Mueller's amended and restated executive employment agreement dated February 16, 2012 and amended May 31, 2012 remain in full force and effect. A copy of the second amendment to Dr. Mueller's amended and restated executive employment agreement is attached to this Report as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01.    Other Events

A copy of a press release relating to Mr. Hart's inducement grant is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.
Exhibit
No.                Description

10.1        Executive Employment Agreement between Identive Group, Inc. and Jason Hart, dated March 13, 2014.

10.2        Executive Employment Agreement between Identive Group, Inc. and Lawrence Midland, dated March 18, 2014.

10.3        Second Amendment to Executive Employment Agreement between Identive Group, Inc. and Manfred Mueller, dated March 18, 2014.

99.1                Press release reporting inducement grant dated March 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: March 19, 2014	By:	/s/ Brian Nelson
Brian Nelson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Executive Employment Agreement between Identive Group, Inc. and Jason Hart, dated March 13, 2014
EX-10.2	Executive Employment Agreement between Identive Group, Inc. and Lawrence Midland, dated March 18, 2014
EX-10.3	Executive Employment Agreement between Identive Group, Inc. and Manfred Mueller, dated March 18, 2014
EX-99.1	Press release reporting inducement grant dated March 19, 2014.